NINTH AMENDMENT, dated as of October 28, 1994 (this "Ninth Amendment"), to the AMENDED AND RESTATED MULTI-OPTION FINANCING FACILITY AGREEMENT, dated as of November 16, 1990, as heretofore amended (as the same may be further amended, supplemented or otherwise modified from time to time, the "Agreement"), among DURACELL INTERNATIONAL INC., DURACELL BATTERIES LIMITED, N.V. DURACELL BATTERIES S.A., S.A. DURACELL BENELUX N.V. and DURACELL S.P.A, formerly known as Diesse S.P.A., as borrowers (the "Borrowers"), BANK OF AMERICA INTERNATIONAL LIMITED, as Facility Agent (in such capacity, the "Facility Agent"), THE FIRST NATIONAL BANK OF CHICAGO, as Documentation Agent (in such capacity, the "Documentation Agent"), and the other financial institutions parties thereto (the "Banks").

				     W I T N E S S E T H :

		WHEREAS, the parties hereto wish to amend certain provisions of the Agreement on the terms set forth herein;

		NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

		1. Definitions. Unless otherwise defined herein, terms defined in the Agreement shall be used herein as so defined.

		2. Amendment to Section 1.01. Section 1.01 of the Agreement is hereby amended by deleting the defined terms "LIBOR Interest
Period" and "Scheduled Termination Date" and substituting therefor the following:

		"LIBOR Interest Period" shall mean, with respect to a LIBOR Loan, a period of one, two, three, six or, if available to each Bank as reasonably determined by such Bank, nine or twelve months, commencing on a Business Day selected by a Borrower pursuant to this Agreement. Such LIBOR Interest Period shall end on the day in the calendar month one, two, three, six, nine or twelve months later, as the case may be, which corresponds numerically to the beginning day of such LIBOR Interest Period;
provided that if there is no such numerically corresponding day in such succeeding month or if such LIBOR Interest Period commences on the last Business Day of such succeeding month, such LIBOR Interest Period shall end on the last Business Day of such succeeding month. If a LIBOR Interest Period would otherwise end on a day which is not a Business Day, such LIBOR
Interest Period shall end on the next succeeding Business Day;
provided that if said next succeeding Business Day falls in a new month, such LIBOR Interest Period shall end on the immediately preceding Business Day. Notwithstanding the foregoing, a Borrower may select irregular LIBOR Interest
Periods as agreed between such Borrower and the Facility Agent
(which shall be no less than seven days and no more than six months); provided that such LIBOR Interest Periods shall only relate to Eurodollar Revolving Loans or Sterling Revolving
Loans, and there shall be no more than twelve such LIBOR
Interest Periods with respect to Eurodollar Revolving Loans, and no more than twelve such LIBOR Interest Periods with respect to Sterling Revolving Loans, in each case in any period of twelve consecutive months.

		"Scheduled Termination Date" shall mean December 30, 1999 or such later date as shall be agreed by the Borrowers and the Banks.

		3. Amendment to Section 2.05(a). Section 2.05(a) of the Agreement is hereby amended to read as follows:

		(a)  Rate of Interest.  (i)  Except as otherwise provided in
Section 2.05(a)(iii), the Committed Loans shall bear interest as provided in this Section 2.05(a)(i). Revolving Loans other than Domestic Sterling Revolving Loans shall bear interest on the unpaid principal amount at a rate equal to the sum of the LIBOR
Rate for the applicable Interest Period plus 0.175% per annum.
Domestic Sterling Revolving Loans shall bear interest on the unpaid principal amount thereof at a rate equal to the sum of the Domestic Sterling Rate for the applicable Interest Period plus 0.175% per annum. Competitive Bid Advances shall bear interest on the unpaid principal amount thereof from the date made until paid in full at the rate specified in the applicable
Competitive Bid Borrowing Notice. Same Day Swingline Loans shall bear interest on the unpaid principal amount thereof at a rate equal to the greater of (x) the Federal Funds Rate and (y)
0.10% below the Reference Rate. LIBOR Swingline Loans shall bear interest on the unpaid principal amount thereof at a rate equal to the sum of the LIBOR Rate for the applicable seven-day
Interest Period plus 0.175% per annum.

		 (ii)  [Intentionally Omitted.]

		(iii)  [Intentionally Omitted.]

		4. Amendment of Section 2.06(b). Section 2.06(b) of the Agreement is hereby amended to read as follows:

		(b) Facility Fee. The Borrowers (other than Diesse) shall pay to the Facility Agent, for the account of the Banks, a facility fee (the "Facility Fee") accruing at the rate of 0.10% per annum of the average daily total of the Commitments. The
Facility Fee shall be calculated on the basis of a year of 365
(or 366, as applicable) days and actual days elapsed and shall be payable in Dollars quarterly in arrears, on the last day of each September, December, March and June and on the Termination
Date. The Facility Agent shall promptly remit the Facility Fee, when paid, to the Banks in accordance with their Pro Rata Shares thereof.

		5. Amendment of Section 2.06(c). Section 2.06(c) of the Agreement is hereby amended to read as follows:

		(c) Fees for Syndicated Letters of Credit. The Borrowers each agree to pay to the Facility Agent for the account of the Banks a fee (the "Letter of Credit Fee") with respect to each Syndicated Letter of Credit issued for its account, for the period from the date of issuance of such Syndicated Letter of Credit to the earlier to occur of the expiry date or termination date of such Syndicated Letter of Credit, computed at a rate for each day equal to 0.15% per annum of the amount available to be drawn thereunder on such day. Accrued Letter of Credit fees shall be computed on the basis of a year of 365 (or 366, as applicable) days and actual days elapsed and shall be due and payable (in the currency in which the related Letter of Credit is denominated) in arrears on the last Business Day of each September, December, March, and June and on the date the respective Syndicated Letter of Credit terminates. The Facility
Agent shall promptly remit the Letter of Credit Fee, when paid, to the Banks in accordance with their Pro Rata Shares thereof.

		6. Amendment to Section 2.07. Section 2.07(f)(i) of the Agreement is hereby amended to read as follows:

		(f) Mandatory Reductions of Commitments. (i) The Commitments shall be reduced to zero on December 30, 1999.

		7. Amendment to Section 2.10. The proviso at the end of the second sentence of Section 2.10 is hereby amended to read as follows:

	provided, however, that in the case of Diesse Revolving Loans, the cost to the Diesse Lender of funding such Loans shall be deemed to equal the sum of the Diesse Participants' respective costs of funding their advances under the Italian Participation
Agreement, plus (ii) 0.175%

		8. Effective Date. This Ninth Amendment will become effective as of the date hereof upon its execution by the Borrowers, the Guarantors and the Banks.

		9. Representation. Each Borrower represents and warrants to each Bank that, as of the effective date of this Ninth
Amendment, (a) this Ninth Amendment constitutes the legal, valid and binding obligation of such Borrower, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or limiting creditors' rights generally or by equitable principles generally and (b) since the date of the most recent Form 10-K or 10-Q filed by Holdings, there has occurred no event which has a Material Adverse Effect.

		10. Continuing Effect. Except as expressly amended hereby, the Agreement shall continue to be and shall remain in full force and effect in accordance with its terms.

		11. Reaffirmation. Holdings, Duracell US and Duraname reaffirm their obligations under the Holdings Guaranty, the Duracell US Guaranty and the Duraname Guaranty, respectively, which remain in full force and effect.

		12. Counterparts. This Ninth Amendment may be executed by the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

		13. Italian Participation Agreement. Each of the undersigned, in their respective capacities as the Facility
Agent, a Diesse Participant or the Diesse Lender, as the case may be, hereby consent to the terms of this Ninth Amendment and ratify each of the amendments to the Agreement executed prior to the date hereof.

		IN WITNESS WHEREOF, the parties hereto have caused this Ninth Amendment to be duly executed and delivered by their properly and duly authorized officers as of the day and year first above written.

DURACELL INTERNATIONAL INC.

 By:                                       Name: Title:

 DURACELL BATTERIES LIMITED

 By:                                       Name: Title:

 N.V. DURACELL BATTERIES S.A.

 By:                                       Name: Title:

 S.A. DURACELL BENELUX N.V.

 By:                                       Name: Title:

 DURACELL S.P.A, formerly known as  Diesse S.P.A.

 By:                                       Name: Title:

 BANK OF AMERICA INTERNATIONAL  LIMITED, as Facility Agent

 By:                                       Name: Title:

THE FIRST NATIONAL BANK OF CHICAGO, as Documentation Agent and as a Bank

 By:                                       Name: Title:

 BANK OF AMERICA NATIONAL TRUST  AND SAVINGS ASSOCIATION

 By:                                       Name: Title:

 BANKERS TRUST COMPANY

 By:                                       Name: Title:

 CHEMICAL BANK

 By:                                       Name: Title:

 THE CHASE MANHATTAN BANK, NATIONAL  ASSOCIATION

 By:                                       Name: Title:

 BANCA COMMERCIALE ITALIANA

 By:                                       Name: Title:

 By:                                       Name: Title:

 BBL, BANK BRUSSELS LAMBERT

 By:                                       Name: Title:

 By:                                       Name: Title:


THE MITSUI TRUST AND BANKING  COMPANY, LIMITED

 By:                                       Name: Title:

 BANQUE PARIBAS

 By:                                       Name: Title:

 By:                                       Name: Title:

 THE FUJI BANK, LIMITED

 By:                                       Name: Title:

 CREDIT LYONNAIS NEW YORK  BRANCH/CAYMAN ISLAND BRANCH

 By:                                       Name: Title:

 By:                                       Name: Title:

 THE FIRST NATIONAL BANK OF BOSTON

 By:                                       Name: Title:

 YASUDA TRUST AND BANKING CO., LTD.

 By:                                       Name: Title:

 THE TORONTO-DOMINION BANK

 By:                                       Name: Title:

 CREDIT SUISSE

 By:                                       Name: Title:

 MORGAN GUARANTY TRUST COMPANY  OF NEW YORK

 By:                                       Name: Title:

 BAYERISCHE VEREINSBANK AG

 By:                                       Name: Title:



Acknowledged and Agreed to:

 DURACELL INC.

 By:                                              Name: Title:

 DURANAME CORP.

 By:                                              Name: Title: